AMERICAN FINANCIAL CORPORATION AND SUBSIDIARIES

         EXHIBIT 12 - COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (Dollars in Thousands)

                                                                   Year Ended December 31,
                                           -----------------------------------------------------------------------
                                               2002            2001              2000           1999          1998
                                               ----            ----              ----           ----          ----

EXCLUDING INTEREST ON ANNUITIES
-------------------------------

Pretax income (loss)                       $149,330        $ 13,002         ($ 46,462)      $231,447      $209,563
Minority interest in subsidiaries
  having fixed charges(*)                    32,096          31,917            24,491         44,790        45,120
Less undistributed equity in
  losses of investees                        13,830          25,462           142,230         32,156        17,997
Fixed charges:
  Interest expense                           47,513          60,605            67,471         65,858        73,868
  Debt discount (premium) and expense           414             599               318           (449)         (631)
  One-third of rentals                       16,483          16,900            13,963         12,226        11,883
                                           --------        --------          --------       --------      --------

      EARNINGS                             $259,666        $148,485          $202,011       $386,028      $357,800
                                           ========        ========          ========       ========      ========


Fixed charges:
  Interest expense                         $ 47,513        $ 60,605          $ 67,471       $ 65,858      $ 73,868
  Debt discount (premium) and expense           414             599               318           (449)         (631)
  One-third of rentals                       16,483          16,900            13,963         12,226        11,883
  Pretax preferred dividend
    requirements of subsidiaries             12,960          17,038            18,399         18,575        19,031
                                           --------        --------          --------       --------      --------

      FIXED CHARGES                        $ 77,370        $ 95,142          $100,151       $ 96,210      $104,151
                                           ========        ========          ========       ========      ========

Fixed charges and preferred dividends:
  Fixed charges - per above                $ 77,370        $ 95,142          $100,151       $ 96,210      $104,151
  Preferred dividends                         6,552           7,615             7,961          8,991         9,403
                                           --------        --------          --------       --------      --------
      FIXED CHARGES AND PREFERRED
        DIVIDENDS                          $ 83,922        $102,757          $108,112       $105,201      $113,554
                                           ========        ========          ========       ========      ========

Ratio of Earnings to Fixed Charges             3.36            1.56              2.02           4.01          3.44
                                               ====            ====              ====           ====          ====
Ratio of Earnings to Fixed Charges and
  Preferred Dividends                          3.09            1.45              1.87           3.67          3.15
                                               ====            ====              ====           ====          ====

INCLUDING INTEREST ON ANNUITIES
-------------------------------

Earnings - per above                       $259,666        $148,485          $202,011       $386,028      $357,800
Interest on annuities                       300,966         294,654           293,171        262,632       261,666
                                           --------        --------          --------       --------      --------

      EARNINGS                             $560,632        $443,139          $495,182       $648,660      $619,466
                                           ========        ========          ========       ========      ========


Fixed charges - per above                  $ 77,370        $ 95,142          $100,151       $ 96,210      $104,151
Interest on annuities                       300,966         294,654           293,171        262,632       261,666
                                           --------        --------          --------       --------      --------

      FIXED CHARGES                        $378,336        $389,796          $393,322       $358,842      $365,817
                                           ========        ========          ========       ========      ========

Fixed charges and preferred dividends:
  Fixed charges - per above                $378,336        $389,796          $393,322       $358,842      $365,817
  Preferred dividends                         6,552           7,615             7,961          8,991         9,403
                                           --------        --------          --------       --------      --------
      FIXED CHARGES AND PREFERRED
        DIVIDENDS                          $384,888        $397,411          $401,283       $367,833      $375,220
                                           ========        ========          ========       ========      ========

Ratio of Earnings to Fixed Charges             1.48            1.14              1.26           1.81          1.69
                                               ====            ====              ====           ====          ====
Ratio of Earnings to Fixed Charges and
  Preferred Dividends                          1.46            1.12              1.23           1.76          1.65
                                               ====            ====              ====           ====          ====

Earnings in Excess of Fixed Charges        $182,296        $ 53,343          $101,860       $289,818      $253,649
                                           ========        ========          ========       ========      ========
Earnings in Excess of Fixed Charges and
  Preferred Dividends                       $175,744        $ 45,728         $ 93,899       $280,827      $244,246
                                            ========        ========         ========       ========      ========

  (*) Amounts include accrued distributions on trust preferred securities.


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